UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/14/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 14, 2011, General Motors issued a purchase order to the Registrant related to a $10.0 million development and validation program for hydrogen storage vessels (the "Program"). The hydrogen storage vessels developed and validated under the Program will utilize the Registrant's proprietary ultra lightweight composite technology and assembly processes that save substantial mass while maximizing the fuel storage capacity.

Concurrent with the issuance of the purchase order, the Registrant and General Motors entered into an Agreement in Support of Development (the "Development Agreement") and an Access and Security Agreement ("Access Agreement"). Pursuant to the terms of the Development Agreement and Access Agreement, General Motors was granted certain rights should an Event of Default occur including, without limitation, (i) a security interest in and an option to purchase at orderly liquidation value any equipment and tooling owned by the Registrant and used in connection with the Program, (ii) the right to access the Registrant's premises and use the Registrant's equipment, tooling and employees for a limited period of time in order to continue the Program; provided, however, General Motors shall be obligated to pay all actual costs related thereto, and (iii) a non-exclusive, royalty-free, fully paid, irrevocable, perpetual, worldwide license to use the Registrant's intellectual property embedded in or related to the Program to make, have made, use, produce, manufacture, assemble, package, and distribute any parts created under the Program (the "IP License"); provided, however, if an Event of Default occurs under certain circumstances, then the IP License shall automatically convert to a royalty-bearing license with compensation paid to the Registrant as follows: (i) a one-time lump sum payment of $2.0 million and (ii) a 1% royalty on the purchase price paid by General Motors for any Program part. Events constituting an Event of Default under the Development Agreement and Access Agreement include: (i) Registrant's breach of or refusal to perform its obligations under the purchase order, Development Agreement and/or Access Agreement and failure to cure such breach within a specified cure period ranging from five to thirty days depending on the nature of the breach, (ii) a Chapter 11 bankruptcy petition is filed by or against the Registrant and is subsequently converted to a Chapter 7; or a Chapter 7 petition is filed by or against the Registrant and an order for relief is entered in the Chapter 7 case without the case being converted to a case under Chapter 11 within 30 days of the filing of an involuntary petition; or a receiver or assignee for the benefit of creditors is appointed to oversee the Registrant's assets, (iii) any secured or lien creditor commences a repossession or foreclosure action against a material portion of the Registrant's operating assets, and (iv) the occurrence of an event of default under the Registrant's loan documents with its senior secured lender unless the lender agrees pursuant to a written agreement to forbear from taking action to enforce its rights relating to such default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: February 14, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer